UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

Aspen Group, Inc. (the “Company”) closed on its offering to warrant holders whereby it issued 14,636,584 shares of common stock to the holders in exchange for their early exercise of warrants at the reduced exercise price of $0.155. One of the participating warrant holders is an executive officer of the Company. The Company received gross proceeds of $2,268,670. The offering closed in two tranches of 7,556,884 shares and 7,079,700 shares on April 23rd and April 29th, respectively.

Additionally, on April 29th, two warrant holders cashlessly exercised a total of 600,000 warrants and were issued 110,526 shares of common stock in connection with a reduced exercise price of $0.155. In contrast to the warrants held by the warrant holders above (except for the warrants which were exercised by the executive officer), these warrants were not registered with the Securities and Exchange Commission. As a result, the Company agreed to amend these warrants to provide for a cashless exercise right.

The shares were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 8.01

Other Events

On April 27, 2015, the Company, as pledgee, sold 654,850 shares of the Company’s outstanding common stock for $101,502. These shares were pledged by Higher Education Management Group, Inc. in order to secure repayment of amounts owed by it to the Company.

The total proceeds from the transactions reported on this Current Report on Form 8-K were $2,370,172.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: April 29, 2015	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer